UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 OR 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 9, 2017

ZYNERBA PHARMACEUTICALS, INC.

(Exact Name of Issuer as Specified in Charter)

Delaware	001-37526	26-0389433
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

80 W. Lancaster Avenue, Suite 300

Devon, PA 19333

(Address of Principal Executive Offices)

(484) 581-7505

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a—12)

☐	Pre—commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre—commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01      Entry into a Material Definitive Agreement

On June 9, 2017, Zynerba Pharmaceuticals, Inc. (the “Company”) entered into an Open Market Sale Agreement (the “Agreement”) with Jefferies LLC (“Jefferies”), as placement agent, pursuant to which the Company may, from time to time, issue and sell shares of its common stock, par value $0.001 per share, in an aggregate offering price of up to $50.0 million (the “Shares”). The Agreement supersedes and replaces the Company’s previous Open Market Sale Agreement with Jefferies dated September 1, 2016 (the “Prior Agreement”), which, as described in Item 1.02 below, is no longer effective.

Under the terms of the Agreement, Jefferies may sell the Shares by methods deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, including sales made by means of ordinary brokers’ transactions on The NASDAQ Global Market, at market prices, in privately negotiated transactions or block transactions and such other transactions as may be agreed between the Company and Jefferies, including a combination of any of these transactions. In addition, the Company also may sell shares to Jefferies as a principal for its own account at a price agreed upon at the time of sale. Sales of the Shares made pursuant to the Agreement, if any, will be made under the Company’s shelf registration statement on Form S-3 filed on June 9, 2017 (File No. 333-218638) (the “Registration Statement”), following such time as the Registration Statement is declared effective by the Securities and Exchange Commission (“SEC”).

The Company is not obligated to, and it cannot provide any assurances that it will, make any sales of the Shares under the Agreement. The Agreement may be terminated by Jefferies or the Company at any time upon prior written notice to the other party.  The Company will pay Jefferies a commission rate of 3.0% of the gross sales price per share of any Shares sold through Jefferies as placement agent under the Agreement. The Company has also provided Jefferies with customary indemnification and contribution rights.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which was filed as Exhibit 1.2 to the Registration Statement and incorporated herein by reference.

The Registration Statement for the Shares has been filed with the SEC but has not yet become effective. The Shares being registered may not be sold, nor may offers to buy be accepted, prior to the time the Registration Statement becomes effective. This Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities law of any such state or jurisdiction.

Item 1.02      Termination of a Material Definitive Agreement

On June 9, 2017, the Company terminated the Prior Agreement in order to enter into the Agreement described in Item 1.01 above. The Company is not subject to any termination penalties in connection with the termination of the Prior Agreement.

A description of the Prior Agreement was included in the Company’s Current Report on Form 8-K filed with the SEC on September 1, 2016, which is incorporated herein by reference.

Item 5.07     Submission of Matters to a Vote of Security Holders

On June 7, 2017, the Company held its 2017 Annual Meeting of Stockholders (the “Annual Meeting”). The following is a brief description of the final voting results for each of the proposals submitted to a vote of the stockholders at the Annual Meeting.

(a) Proposal1 — Election of Seven Directors. Each director nominee was elected to the Board of Directors to serve as a director until the 2018 Annual Meeting of Stockholders or until his or her respective successor is elected and qualified, as follows:

Name	For	Withheld	Broker Non- Votes
Armando Anido	4,678,191	9,233	5,534,649
Warren D. Cooper, MB, BS, BSc, MFPM	4,524,712	162,712	5,534,649
William J. Federici	4,678,633	8,791	5,534,649
Thomas L. Harrison, LH.D	4,515,892	171,532	5,534,649
Daniel L. Kisner, MD	4,524,828	162,596	5,534,649
Kenneth I. Moch	4,677,708	9,716	5,534,649
Cynthia A. Rask, MD	4,525,290	162,134	5,534,649

(b) Proposal 2 — Ratification of Independent Registered Public Accountants. The appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2017 fiscal year was ratified, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
10,191,133	9,693	21,247	0

Item 9.01      Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Document

10.1

Open Market Sale Agreement, dated June 9, 2017, by and between Zynerba Pharmaceuticals, Inc. and Jefferies LLC (incorporated herein by reference to Exhibit 1.2 to the Company’s Registration Statement on Form S-3 filed on June 9, 2017 (File No. 333-218638).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 9, 2017

ZYNERBA PHARMACEUTICALS, INC.

By:	/s/ Suzanne Hanlon
Name: Suzanne Hanlon
Title: Secretary, General Counsel and Vice President, Human Resources

EXHIBIT INDEX

Exhibit No.	Document

10.1

Open Market Sale Agreement, dated June 9, 2017, by and between Zynerba Pharmaceuticals, Inc. and Jefferies LLC (incorporated herein by reference to Exhibit 1.2 to the Company’s Registration Statement on Form S-3 filed on June 9, 2017 (File No. 333-218638).